Exhibit 11



                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

                 For the Quarters ended March 31, 1995 and 1994


                                                                          1995      1994

Primary earnings per share --

Weighted average number of issued shares outstanding                      3,711     3,688

Effect of:
  Stock Incentive Plan                                                       95       118

Shares outstanding used to compute primary earnings per share             3,806     3,806

Net Income (Loss)                                                       $  (330)   $  371

Primary earnings (loss) per share                                       $  (.09)   $  .10


Fully diluted earnings per share --

Weighted average number of shares used for primary earnings per share     3,806     3,806

Effect of:
  Stock Incentive Plan                                                     --        --

Shares outstanding used to compute fully diluted earnings per share       3,806     3,806

Net Income (Loss)                                                       $  (330)   $  371

Fully diluted earnings (loss) per share                                 $  (.09)   $  .10


                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

               For the nine months ended March 31, 1995 and 1994


                                                                          1995       1994

Primary earnings per share --

Weighted average number of issued shares outstanding                      3,711     3,678

Effect of:
  Stock Incentive Plan                                                       93       151

Shares outstanding used to compute primary earnings per share             3,804     3,829

Net Income (Loss)                                                       $  (187)   $1,292

Primary earnings (loss) per share                                       $  (.05)   $  .34


Fully diluted earnings per share --

Weighted average number of shares used for primary earnings per share     3,804     3,829

Effect of:
  Stock Incentive Plan                                                     --        --

Shares outstanding used to compute fully diluted earnings per share       3,804     3,829

Net Income (Loss)                                                       $  (187)   $1,292

Fully diluted earnings (loss) per share                                 $  (.05)   $  .34
